EXHIBIT 10.1

ZOMEDICA CORP.

AMENDED AND RESTATED STOCK OPTION PLAN

1. The Plan

A stock option plan (the “Plan”), pursuant to which options to purchase common shares, or such other shares as may be substituted therefor (“Shares”), in the capital of Zomedica Corp. (the “Corporation”) may be granted to the directors, officers and employees of the Corporation and its subsidiaries (as hereinafter defined) and to consultants retained by the Corporation and its subsidiaries, was adopted by the shareholders of the Corporation on April 16, 2016, and amended and restated as of March 13, 2020 and June 16, 2020. The Plan is hereby further amended and restated with effect on June 15, 2022, and a reference to the Plan means the Plan as amended and restated hereby.

2. Purpose

The purpose of this Plan is to advance the interests of the Corporation by encouraging the directors, officers and employees of the Corporation and its subsidiaries and consultants retained by the Corporation and its subsidiaries to acquire Shares, thereby: (i) increasing the proprietary interests of such persons in the Corporation; (ii) aligning the interests of such persons with the interests of the Corporation’s shareholders generally; (iii) encouraging such persons to remain associated with the Corporation and its subsidiaries; and (iv) furnishing such persons with an additional incentive in their efforts on behalf of the Corporation and its subsidiaries.

3. Administration

(a)	This Plan shall be administered by the board of directors of the Corporation (the “Board”).

(b)

Subject to the terms and conditions set forth herein, the Board is authorized to provide for the granting, exercise and method of exercise of Options (as defined in paragraph 3(d) below), all on such terms (which may vary between Options granted from time to time) as it shall determine. In addition, the Board shall have the authority to: (i) construe and interpret this Plan and all option agreements entered into hereunder; (ii) prescribe, amend and rescind rules and regulations relating to this Plan and (iii) make all other determinations necessary or advisable for the administration of this Plan. All determinations and interpretations made by the Board shall be binding on all Participants (as hereinafter defined) and on their legal, personal representatives and beneficiaries.

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(c)

Notwithstanding the foregoing or any other provision contained herein, the Board shall have the right to delegate the administration and operation of this Plan, in whole or in part, to a committee of the Board or to the President or any other officer of the Corporation. Whenever used herein, the term “Board” shall be deemed to include any committee or officer to which the Board has, fully or partially, delegated responsibility and/or authority relating to the Plan or the administration and operation of this Plan pursuant to this Section 3.

(d)

Options to purchase the Shares granted hereunder (“Options”) shall be evidenced by (i) an agreement, signed on behalf of the Corporation and by the person to whom an Option is granted, which agreement shall be in such form as the Board shall approve, or (ii) a written notice or other instrument, signed by the Corporation, setting forth the material attributes of the Options.

4. Shares Subject to Plan

(a)

Subject to Section 15 below, the securities that may be acquired by Participants upon the exercise of Options shall be deemed to be fully authorized and issued Shares of the Corporation. Whenever used herein, the term “Shares” shall be deemed to include any other securities that may be acquired by a Participant upon the exercise of an Option the terms of which have been modified in accordance with Section 15 below.

(b)

The aggregate number of Shares reserved for issuance under this Plan, or any other plan of the Corporation, shall not, at the time of the stock option grant, exceed ten percent (10%) of the total number of issued and outstanding Shares (calculated on a non-diluted basis) unless the Corporation receives the permission of the stock exchange or exchanges on which the Shares are then listed to exceed such threshold.

(c)

If any Option granted under this Plan shall expire or terminate for any reason without having been exercised in full, any un-purchased Shares to which such Option relates shall be available for the purposes of the granting of Options under this Plan.

5. Maintenance of Sufficient Capital

The Corporation shall at all times during the term of this Plan ensure that the number of Shares it is authorized to issue shall be sufficient to satisfy the Corporation’s obligations under all outstanding Options granted pursuant to this Plan.

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6. Eligibility and Participation

(a)	The Board may, in its discretion, select any of the following persons to participate in this Plan:

(i)	directors of the Corporation and its subsidiaries;

(ii)	officers of the Corporation and its subsidiaries

(iii)	employees of the Corporation and its subsidiaries; and

(iv)

consultants retained by the Corporation and its subsidiaries, provided such consultants have performed and/or continue to perform services for the Corporation or its subsidiaries on an ongoing basis or are expected to provide a service of value to the Corporation or its subsidiaries;

(any such person having been selected for participation in this Plan by the Board is here in referred to as a “Participant”).

(b)

The Board may from time to time, in its discretion, grant an Option to any Participant, upon such terms, conditions and limitations as the Board may determine, including the terms, conditions and limitations set forth herein, provided that Options granted to any Participant shall be approved by the shareholders of the Corporation if the rules of any stock exchange on which the Shares are listed require such approval.

(c)

The Corporation represents that, for any Options granted to an officer, employee or consultant of the Corporation or a subsidiary of the Corporation, such Participant is a bona fide officer, employee or consultant of the Corporation or a subsidiary of the Corporation.

(d)

For the purposes of this Plan, the term “subsidiary” means a “subsidiary” as provided in the Securities Act (Alberta). The Corporation acknowledges that the Plan, as initially adopted by the Corporation, did not expressly contemplate that Participants included directors, officers or employees of, or consultants to, subsidiaries of the Corporation. However, Options have been granted under the Plan to such individuals, and such Option grants are hereby ratified and confirmed, reflecting the intention of the Corporation and the Board that from the inception of the Plan, the definition of Participants has included directors, officers or employees of subsidiaries of the Corporation, and consultants to subsidiaries of the Corporation. The amendments to the Plan to include as Participants directors, officers or employees of, or consultants to, subsidiaries of the Corporation shall therefor be effective as of the date of adoption of the Plan.

7. Exercise Price

The Board shall, at the time an Option is granted under this Plan, fix the exercise price at which Shares may be acquired upon the exercise of such Option provided that such exercise price shall not be less than that from time to time permitted under the rules of any stock exchange or exchanges on which the Shares are then listed. In addition, the exercise price of an Option must be paid in cash. Disinterested shareholder approval shall be obtained by the Corporation prior to any reduction to the exercise price if the affected Participant is an insider (as defined in the Securities Act (Alberta), an “Insider”) of the Corporation at the time of the proposed amendment.

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8. Number of Optioned Shares

The number of Shares that may be acquired under an Option granted to a Participant shall be determined by the Board as at the time the Option is granted, provided that the aggregate number of Shares reserved for issuance to any one Participant under this Plan or any other plan of the Corporation, shall not exceed five percent of the total number of issued and outstanding Shares (calculated on a non-diluted basis) in any 12 month period unless the Corporation receives the permission of the stock exchange or exchanges on which the Shares are listed to exceed such threshold and provided further that the number of Options granted to any one consultant in a 12 month period shall not exceed 2% of the total number of issue and outstanding Shares and the aggregate number of Options granted to, persons employed to provide investor relations activities shall not exceed 2% of the total number of issued and outstanding Shares in any 12 month period. The Corporation shall obtain shareholder approval for· grants of Options to insiders (as defined in the Securities Act (Alberta)), of a number of Options exceeding 10% of the issued Shares, within any 12 month period.

9. Term

The period during which an Option may be exercised (the “Option Period”) shall be determined by the Board at the time that the Option is granted, subject to any vesting limitations which may be imposed by the Board in its sole unfettered discretion at the time that such Option is granted and Sections 11, 12 and 16 below, provided that:

(a)	no Option shall be exercisable for a period exceeding ten (10) years from the date that the Option is granted;

(b)

no Option in respect of which shareholder approval is required under the rules of any stock exchange or exchanges on which the Shares are then listed shall be exercisable until such time as the Option has been approved by the shareholders of the Corporation;

(c)	the Board may, subject to the receipt of any necessary regulatory approvals, in its sole discretion, accelerate the time at which any Option may be exercised, in whole or in part; and

(d)

any Options granted prior to the completion of a Qualifying Transaction (as such term is defined in the rules of the TSX Venture Exchange) to any Participant that does not continue as a director, officer, consultant or employee (as the case may be) after the completion of a Qualifying Transaction have a maximum term of the later of 12 months after the completion of a Qualifying Transaction and 90 days after the Participant ceases to be a director, officer, consultant or employee following the Qualifying Transaction; and

(e)

any Options granted after completion of a Qualifying Transaction to any participant must expire within 90 days after the Participant ceases to be a Participant, and within 30 days for any Participant engaged in investor relation activities after such Participant ceases to be employed to provide investor relation activities.

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10. Method of Exercise of Option

(a)

Except as set forth in Sections 11 and 12 below or as otherwise determined by the Board, no Option may be exercised unless the holder of such Option is, at the time the Option is exercised, a director, officer, employee or consultant of the Corporation or a subsidiary of the Corporation.

(b)	Options that are otherwise exercisable in accordance with the terms thereof may be exercised in whole or in part from time to time.

(c)	Any Participant (or his legal, personal representative) wishing to exercise an Option shall deliver to the Corporation, at its principal office in the City of Calgary, Alberta:

(i)

a written notice expressing the intention of such Participant (or his legal, personal representative) to exercise his Option and specifying the number of Shares in respect of which the Option is exercised; and

(ii)	a cash payment, certified cheque or bank draft, representing the full purchase price of the Shares in respect of which the Option is exercised.

(d)

Upon the exercise of an Option as aforesaid, the Corporation shall use reasonable efforts to forthwith deliver, or cause the registrar and transfer agent of the Shares to deliver, to the relevant Participant (or his legal, personal representative) or to the order thereof, a certificate representing the aggregate number of fully paid and non-assessable Shares in respect of which the Option has been duly exercised.

11. Ceasing to be a Director, Officer, Employee or Consultant

If any Participant shall cease to hold the position or positions of director, officer, consultant or employee of the Corporation or a subsidiary of the Corporation (as the case may be) for any reason other than death, his Option will terminate at 4:00 p.m. (Calgary time) on the earlier of the date of the expiration of the Option Period and 90 days after the date such Participant ceases to hold the position or positions of director, officer, employee or consultant of the Corporation or a subsidiary of the Corporation, as the case may be, and ceases to actively perform services for the Corporation or a subsidiary of the Corporation. Notwithstanding the foregoing, an Option granted to a Participant who performs investor relations services on behalf of the Corporation shall terminate on the date that is 30 days after the termination of the employment or cessation of services being provided and shall be subject to Exchange policies and procedures for the termination of Options for investor relations services. For greater certainty, the termination of any Options held by the Participant, and the period during which the Participant may exercise any Options, shall be without regard to any notice period arising from the Participant’s ceasing to hold the position or positions of director, officer, employee or consultant of the Corporation or a subsidiary of the Corporation (as the case may be).

Notwithstanding anything provided in the above paragraph, the Board shall have the discretion to waive or modify these requirements in relation to a Participant, other than an Insider.

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Neither the selection of any person as a Participant nor the granting of an Option to any Participant under this Plan shall: (i) confer upon such Participant any right to continue as a director, officer, employee or consultant of the Corporation or a subsidiary of the Corporation, as the case may be; or (ii) be construed as a guarantee that the Participant will continue as a director, officer, employee or consultant of the Corporation or a subsidiary of the Corporation, as the case may be.

12. Death of a Participant

In the event of the death of a Participant, any Option previously granted to him shall be exercisable until the end of the Option Period or until the expiration of 12 months after the date of death of such Participant. whichever is earlier, and then, in the event of death, only:

(a)	by the person or persons to whom the Participant’s rights under the Option shall pass by the Participant’s will or applicable law; and

(b)	to the extent that he was entitled to exercise the Option as at the date of his death.

13. Rights of Participants

No person entitled to exercise any Option granted under this Plan shall have any of the rights or privileges of a shareholder of the Corporation in respect of any Shares issuable upon exercise of such Option until such Shares have been paid for in full and issued to such person.

14. Proceeds from Exercise of Options

The proceeds from any sale of Shares issued upon the exercise of Options shall be added to the general funds of the Corporation and shall thereafter be used from time to time for such corporate purposes as the Board may determine and direct.

15. Adjustments

(a)

The number of Shares subject to the Plan shall be increased or decreased proportionately in the event of the subdivision or consolidation of the outstanding Shares of the Corporation, and in any such event a corresponding adjustment shall be made to the number of Shares deliverable upon the exercise of any Option granted prior to such event without any change in the total price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each Share that may be acquired upon the exercise of the Option. In case the Corporation is reorganized or merged or consolidated or amalgamated with another corporation, appropriate provisions shall be made for the continuance of the Options outstanding under this Plan and to prevent any dilution or enlargement of the same.

(b)

Adjustments under this Section 15 shall be made by the Board, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional Shares shall be issued upon the exercise of an Option following the making of any such adjustment.

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16. Change of Control

Notwithstanding the provisions of section 11 or any vesting restrictions otherwise applicable to the relevant Options (other than Options that were issued on or after June 16, 2020 and have performance vesting requirements (“Performance Vesting Options”), which are provided for below), in the event of a sale by the Corporation of all or substantially all of its assets or in the event of a change of control of the Corporation, each Participant shall be entitled to exercise, in whole or in part, the Options granted to such Participant hereunder, either during the term of the Option or within 90 days after the date of the sale or change of control, whichever first occurs.

With respect to Performance Vesting Options, the Board shall have the discretion to determine whether the accelerated vesting provisions contained in the above paragraph of this section 16 shall apply to such Options, and may provide in the Option Agreement for alternative provisions, including without limitation, that the Board shall have the discretion to determine whether accelerated vesting shall occur in relation to Options subject to performance vesting criteria.

For the purpose of this Plan, “change of control of the Corporation” means and shall be deemed to have occurred upon:

(a)

the acceptance by the holders of Shares of the Corporation, representing in the aggregate, more than 50 percent of all issued Shares of the Corporation, of any offer, whether by way of a takeover bid or otherwise, for all or any of the outstanding Shares of the Corporation; or

(b)

the acquisition, by whatever means, by a person (or two or more persons who, in such acquisition, have acted jointly or in concert or intend to exercise jointly or in concert any voting rights attaching to the Shares acquired), directly or indirectly, of beneficial ownership of such number of Shares or rights to Shares of the Corporation, which together with such person’s then owned Shares and rights to Shares, if any, represent (assuming the full exercise of such rights to voting securities) more than fifty percent (50%) of the combined voting rights of the Corporation’s then outstanding Shares; or

(c)	the entering into of any agreement by the Corporation to merge, consolidate, amalgamate, initiate an arrangement or be absorbed by or into another corporation; or

(d)

the passing of a resolution by the Board or shareholders of the Corporation to substantially liquidate the assets or wind-up the Corporation’s business or significantly rearrange its affairs in one or more transactions or series of transactions or the commencement of proceedings for such a liquidation winding-up or re-arrangement (except where such re-arrangement is part of a bona fide reorganization of the Corporation in circumstances where the business of the Corporation is continued and where the shareholdings remain substantially the same following the rearrangement); or

(e)

individuals who were members of the Board of the Corporation immediately prior to a meeting of the shareholders of the Corporation involving a contest for or an item of business relating to the election of directors, not constituting a majority of the Board following such election.

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17. Transferability

All benefits, rights and Options accruing to any Participant in accordance with the terms and conditions of this Plan shall be non-transferrable and non-assignable unless specifically provided herein. During the lifetime of a Participant, any Options granted hereunder may only be exercised by the Participant and in the event of the death of a Participant, by the person or persons to whom the Participant’s rights under the Option pass by the Participant’s will or applicable law.

18. Amendment and Termination of Plan

(a)

The Board may, at any time and from time to time. amend, suspend or terminate the Plan or an Option without shareholder approval, provided that no such amendment, suspension or termination may be made without obtaining any required approval of any regulatory authority or stock exchange or the consent or deemed consent of a Participant where such amendment, suspension or termination materially prejudices the rights of the Participant.

(b)

Notwithstanding the provisions of Section 18(a), the Board may not, without the approval of the security holders of the Corporation (or, as may be required by the policies and procedures of the Exchange, the approval of the disinterested security holders of the Corporation), make amendments to the Plan or any Option for any of the following purposes:

(i)	to increase the maximum number of Shares that may be issued pursuant to Options granted under the Plan as set out in Section 8;

(ii)	to reduce the exercise price of Options for the benefit of an Insider;

(iii)	to extend the term of an Option beyond the Option Period for the benefit of an Insider; and

(iv)	to amend the provisions of this Section 18.

(c)

In addition to the changes made pursuant to Section 3, the Board may, at any time and from time to time, without the approval of the security holders of the Corporation amend any term of any outstanding Option (including, without limitation, the exercise price, vesting and expiry of the Option), provided that:

(i)	any required approval of any regulatory authority or stock exchange is obtained;

(ii)	if the amendments would reduce the exercise price or extend the expiry date of the Options granted to Insiders, approval of the security holders of the Corporation must be obtained;

(iii)	the Board would have had the authority to initially grant the Option under the terms so amended; and

(iv)	the consent or deemed consent of the Participant is obtained if the amendment would materially prejudice the rights of the Participant under the Option.

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19. Necessary Approvals

The obligation of the Corporation to issue and deliver Shares in accordance with this Plan and Options granted hereunder is subject to applicable securities legislation and to the receipt of any approvals that may be required from any regulatory authority or stock exchange having jurisdiction over the securities of the Corporation. If Shares cannot be issued to a Participant upon the exercise of an Option for any reason whatsoever, the obligation of the Corporation to issue such Shares shall terminate and any funds paid to the Corporation in connection with the exercise of such Option will be returned to the relevant Participant as soon as practicable.

20. Tax Withholdings

The Corporation shall have the power and the right to deduct or withhold, or require the Participant to remit to the Corporation, the required amount to satisfy Canadian or United States federal, provincial, state or local taxes, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan, including the grant or exercise of the Options. With respect to any required withholding, the Corporation shall have the irrevocable right to set off any amounts required to be withheld, in whole or in part, against amounts otherwise owing by the Corporation or any subsidiary to the Participant (whether arising pursuant to the relationship with the Participant as a director, officer, employee or consultant of the Corporation or any subsidiary thereof), or make other arrangements satisfactory to the Corporation and the Participant. In addition, the Corporation may elect, in its sole discretion, to satisfy the withholding requirement, in whole or in part, by withholding such number or Shares as it determines are required to be sold by the Corporation, as trustee, to satisfy the withholding obligation (net of selling costs). The Participant shall consent to such sale and to grant to the Corporation an irrevocable power of attorney to effect the sale of such Shares and acknowledge and agree that the Corporation does not accept responsibility for the price obtained on the sale of such Shares.

The Participant (or his beneficiaries) shall be responsible for all taxes with respect to any Options under the Plan, whether arising as a result of the grant or exercise of Options or otherwise. The Corporation makes no representation to the Participant regarding the tax treatment of Options or payments made under the Plan and none of the Corporation, its subsidiaries or any of their respective employees or representatives, shall have any liability to the Participant with respect thereto.

21. Stock Exchange Rules

This Plan and any option agreements entered into here under shall comply with the requirements from time to time of the stock exchange or exchanges on which the Shares are listed.

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22. Right to Issue Other Shares

The Corporation shall not by virtue of this Plan be in any way restricted from declaring and paying stock dividends, issuing further Shares, varying or amending its share capital or corporate structure or conducting its business in any way whatsoever.

23. Notice

Any notice required to be given by this Plan shall be in writing and shall be given by registered mail, postage prepaid or delivered by courier or by facsimile transmission addressed, if to the Corporation, at its principal address in Calgary, Alberta (Attention: President); or if to a Participant, to such Participant at his address as it appears on the books of the Corporation or in the event of the address of any such Participant not so appearing then to the last known address of such Participant; or if to any other person, to the last known address of such person.

24. Gender

Whenever used here in words importing the masculine gender shall include the feminine and neuter genders and vice versa.

25. Interpretation

This Plan will be governed by and construed in accordance with the laws of the Province of Alberta.

The Plan, as amended and restated effective June 15, 2022 is hereby adopted by the Corporation.

“Jeffrey Rowe”
Jeffrey Rowe Chairman of the Board

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